As filed with the Securities and Exchange Commission on February 8, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Valerie C. Toalson

Chief Financial Officer

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Telephone: (713) 871-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Shapiro, Esq. Mark F. Veblen, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1000 Facsimile: (212) 403-2000	Jerry W. Powell Executive Vice President and General Counsel Cadence Bancorporation 2800 Post Oak Boulevard, Suite 3800 Houston, Texas 77056 Telephone: (713) 871-4000 Facsimile: (713) 634-4930	Mitchell Eitel, Esq. Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000 Facsimile: (212) 558-3588

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-222824

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	1,150,000	$25.00	$28,750,000	$3,579.38

(1)	Includes shares of Class A common stock that the underwriters have the option to purchase from the selling stockholder. Does not include 8,050,000 shares of Class A common stock previously registered by the Company on the Registration Statement on Form S-1 (333-222824).
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Cadence Bancorporation (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-222824), originally filed February 1, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on February 8, 2018.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by 1,150,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

Exhibit Index

NUMBER	DESCRIPTION

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

16.1	Letter to the Securities and Exchange Commission from KPMG LLP (incorporated by reference to Exhibit 16.1 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of KPMG LLP.

24.1	Power of attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-222824), filed with the Securities and Exchange Commission on February 1, 2018).

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Signatures and Powers of Attorney

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Houston, Texas on the 8th day of February, 2018.

CADENCE BANCORPORATION

By:	/s/ Paul B. Murphy, Jr.
Paul B. Murphy, Jr.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul B. Murphy, Jr. Paul B. Murphy, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	February 8, 2018

By:	/s/ Valerie C. Toalson Valerie C. Toalson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2018

By:	* William B. Harrison, Jr.	Director	February 8, 2018

By:	* Robert K. Steel	Director	February 8, 2018

By:	* J. Richard Fredericks	Director	February 8, 2018

By:	* Scott M. Stuart	Director	February 8, 2018

*By:	/s/ Valerie C. Toalson Power of Attorney

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